FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-378-2973	415-318-4261

Response Genetics, Inc. Appoints Chief Financial Officer

LOS ANGELES, May 05, 2010 — Response Genetics, Inc. (Nasdaq: RGDX), a company focused on the development and commercialization of molecular diagnostic tests for cancer, announced today the addition of David D. O’Toole as the Company’s vice president and chief financial officer. In his role as CFO, Mr. O’Toole will be responsible for all aspects of financial management for Response Genetics.

“I look forward to working with David and am pleased he has joined our Executive Management Team,” said Kathleen Danenberg, president and CEO of Response Genetics. “David brings extensive finance and management expertise to the Company and we expect that his range of experience in life science companies will help contribute to the long-term success of the Company.”

Mr. O’Toole brings to Response Genetics over 26 years of accounting, business and finance experience primarily focused on global companies and the life science and biotechnology industry. Mr. O’Toole was most recently CFO at Abraxis Biosciences, Inc., a publicly traded biotechnology company with a $2 billion market capitalization. Prior to Abraxis, Mr. O’Toole was a partner at Deloitte & Touche LLP, where he was responsible for managing services for many large and medium sized life science and biotechnology companies. Mr. O’Toole holds a Bachelor of Science degree in accounting from the University of Arizona.

Commenting on his appointment, Mr. O’Toole said, “I am thrilled to have the opportunity to join Response Genetics.  I look forward to working with other members of the management team and the Board as we focus on realizing the full potential of the Company and create greater value for our shareholders.”

About Response Genetics, Inc.

Response Genetics, Inc. (“RGI”) (the “Company”) (Nasdaq: RGDX) is engaged in the research and development of pharmacogenomic cancer diagnostic tests based on its proprietary and patented technologies. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, RGI generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The Company was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

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Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to analyze cancer samples, the potential for using the results of this research to develop diagnostic tests for cancer, the responsibilities of the chief financial officer, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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